Exhibit 4.1

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

and

MELLON INVESTOR SERVICES LLC,

as Rights Agent

TAX BENEFITS PRESERVATION PLAN

Dated as of January 29, 2010

i

TABLE OF CONTENTS

(continued)

ii

TAX BENEFITS PRESERVATION PLAN

TAX BENEFITS PRESERVATION PLAN, dated as of January 29, 2010 (the “Plan”), between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as rights agent (the “Rights Agent”).

WHEREAS, the Company has generated NOLs (as defined below) for United States federal income tax purposes, and such NOLs may potentially provide valuable tax benefits to the Company that could be curtailed or lost if the Company were to undergo an “ownership change” within the meaning of Section 382 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Treasury Regulations (as defined below), and accordingly the Company desires to help preserve the ability to utilize fully such NOLs and certain other tax benefits and, in furtherance of such objective, the Company desires to enter into this Plan;

WHEREAS, effective January 29, 2010 (the “Rights Dividend Declaration Date”), the Board of Directors (as defined below) of the Company (i) authorized and declared a dividend of one Class A Right (“Class A Right”) for each share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and one Class B Right (“Class B Right” and together with the Class A Rights, the “Rights”) for each share of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”) outstanding at the Close of Business on February 8, 2010 (the “Record Date”) and (ii) authorized the issuance of one Class A Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Class A Common Stock issued between the Record Date and the earlier of the Distribution Date and the Expiration Date and, in certain circumstances, for each share of Class A Common Stock issued after the Distribution Date but before the Expiration Date and one Class B Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Class B Common Stock issued between the Record Date and the earlier of the Distribution Date and the Expiration Date and, in certain circumstances, for each share of Class B Common Stock issued after the Distribution Date but before the Expiration Date; and

WHEREAS, each Class A Right initially represents the right to purchase one Unit of Series A Junior Participating Preferred Stock, and each Class B Right initially represents the right to purchase one Unit of Series B Junior Participating Preferred Stock, in each case upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Plan, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Company Stock (as defined below) then outstanding. Notwithstanding the foregoing:

(i) an “Acquiring Person” shall not include any of the following:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan maintained by the Company or any of its Subsidiaries;

(D) any trustee or fiduciary with respect to such employee benefit plan acting in such capacity or a trustee or fiduciary holding Company Stock for the purpose of funding any such plan;

(E) any Person whose Beneficial Ownership (together with the Beneficial Ownership of all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Company Stock does not or would not jeopardize or endanger the availability to the Company of its Tax Benefits or otherwise is or would be in the best interests of the Company and its stockholders, in either case as determined by the Board of Directors in its sole discretion; provided, however, that a Person shall cease to be an Exempt Person (as defined below) pursuant to this subclause (E) if the Board of Directors, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its Tax Benefits; and provided, further, that a Person shall cease to be an Exempt Person pursuant to this subclause (E) as of the date that such Person (together with all Affiliates and Associates of such Person) ceases to beneficially own 4.9% or more of the then- outstanding Company Stock; and

(F) any Person that (together with all Affiliates and Associates of such Person) beneficially owns, as of the close of business on the date hereof, 4.9% or more of the outstanding Company Stock (an “Existing Holder”); provided, however, that any such Person shall be deemed pursuant to this subclause (F) to be an Exempt Person only for so long as such Person (together with all Affiliates and Associates of such Person) does not acquire Beneficial Ownership of additional Company Stock constituting one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date hereof (adjusted for any stock splits, subdivisions and the like) following the date hereof (other than as a result of acquisitions after the date hereof pursuant to (i) the grant or exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Person, (ii) a dividend or distribution paid or made by the Company on the outstanding shares of Company Common Stock, (iii) a split or subdivision of the Company Common Stock, or (iv) any Exempt Transaction); and provided, further, that any such Person shall cease to be deemed pursuant to this subclause (F) to be an Exempt Person as of the date that such Person (together with all Affiliates and Associates of such Person) ceases to beneficially own 4.9% or more of the then-outstanding Company Stock;

and

(ii) no Person shall be deemed an “Acquiring Person” as a result of (1) the acquisition of Company Stock by the Company which, by reducing the amount of Company Stock outstanding, increases the proportional amount beneficially owned by such Person; provided, however, that if (x) a Person would become an Acquiring Person (but for the operation of this subclause (ii)) as a result of the acquisition of Company Stock by the Company, and (y) after such acquisition of Company Stock by the Company, such Person becomes the Beneficial Owner of additional Company Stock constituting one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date hereof (adjusted for any stock splits, subdivisions and the like) (other than as a result of acquisitions after the date hereof pursuant to (a) the grant or exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Person, (b) a dividend or distribution paid or made by the Company on the outstanding shares of Company Common Stock, (c) a split or subdivision of the Company Common Stock, or (d) any Exempt Transaction), then such Person shall be deemed an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Company Stock, such Person is the Beneficial Owner of less than 4.9% of the then-outstanding Company Stock, (2) the grant or exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Person, (3) any grant of any security made directly by the Company to such Person, or (4) any Exempt Transaction, unless and until after such acquisition of shares of Company Stock pursuant to each of clauses (2) through (4), such Person becomes the Beneficial Owner of additional Company Stock constituting one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date hereof (adjusted for any stock splits, subdivisions and the like) (other than as a result of acquisitions after the date hereof pursuant to (a) the grant or exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to such Person, (b) a dividend or distribution paid or made by the Company on the outstanding shares of Company Common Stock, (c) a split or subdivision of the Company Common Stock, or (d) any Exempt Transaction), in which case such Person shall be deemed an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Company Stock, such Person is the Beneficial Owner of less than 4.9% of the then-outstanding Company Stock.

Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine at any time that any Person shall not be deemed to be, and shall not be, an Acquiring Person for any purposes of this Plan, and no Person shall be an Acquiring Person unless the Board of Directors shall have affirmatively determined, in its sole discretion, within ten Business Days (or such later time as the Board of Directors shall determine) after any director has actual knowledge that such Person has otherwise met the requirements of this Section 1(a), that such Person shall be an Acquiring Person.

Each Person identified in subclauses (A), (B), (C), (D), (E) and (F) or in the immediately preceding sentence of this Section (1)(a) is individually an “Exempt Person” and collectively “Exempt Persons.”

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof, and, to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not an Exempt Person) whose Company Stock would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with Company Stock owned by such first Person pursuant to the provisions of the Code and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own,” any securities or interests:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” securities or interests (including rights, options or warrants) which are convertible or exchangeable into Company Stock until such time as the convertible or exchangeable securities or interests are exercised and converted or exchanged into Company Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that under this paragraph (c)(i) a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof, including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities or interests, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any security or interest (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) would not also then be reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; further provided, however, that nothing in this paragraph (c)(iii) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after, but not including, the date of such acquisition or such later date as the Board of Directors may determine.

provided, however, that under this paragraph (c) a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities

(A) that may be issued upon exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event, or

(B) that may be issued upon exercise of Rights from and after the occurrence of a Section 11(a)(ii) Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; and

further provided, however, that:

(x) no decision reached, or action taken, by the Board of Directors or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or such committee to be deemed, for the purposes of this Plan, to be a Beneficial Owner of any securities beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or any committee thereof solely by reason of such membership of the Board of Directors or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons, and

(y) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are “beneficially owned” (as defined in this paragraph (c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities and any other interest in Company Stock which such Person would be deemed to constructively own or which otherwise would be aggregated with Company Stock owned by such Person pursuant to Section 382 of the Code and the Treasury Regulations thereunder.

(d) “Board of Directors” shall collectively mean the Company’s Board of Directors or any committee of members of the Board of Directors, which committee is authorized by the Board of Directors (or the Certificate of Incorporation or bylaws of the Company) to take action in connection with this Plan.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the states of New York or New Jersey are authorized or obligated by law or executive order to close.

(f) “Certificate of Incorporation” shall mean the Company’s Restated Certificate of Incorporation, as amended from time to time.

(g) “Close of Business” on any given date shall mean 5:00 P.M., Eastern Standard Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern Standard Time, on the next succeeding Business Day.

(h) “Company” has the meaning given it in the first paragraph of this Plan.

(i) “Company Stock” shall mean: (i) shares of Company Common Stock, (ii) shares of preferred stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock of the Company, and (iv) any interest that would be treated as “stock” of the Company for purposes of Section 382 of the Code or pursuant to Treasury Regulation § 1.382-2T(f)(18).

(j) “Exempt Transaction” shall mean (i) the transactions contemplated by the rights offering approved by the Board of Directors as of the date hereof, pursuant to which the holders of Class A Common Stock and Class B Common Stock will be offered subscription rights to purchase shares of Class A Common Stock, including the purchase of such shares of Class A Common Stock upon exercise of such subscription rights; and (ii) any other transaction or transactions that the Board of Directors determines, in its sole discretion, is exempt, including, without limitation, pursuant to Section 31.

(k) “NOLs” shall mean the Company’s net operating loss carryforwards.

(l) “Person” shall mean any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act as in effect on the date hereof, as well as any group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations and includes any successor (by merger or otherwise) of such individual or entity.

(m) “Preferred Stock” shall mean (1) the Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred”), of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Incorporation, including the Series A Certificate of Designation in substantially the form set forth as Exhibit D hereto and as amended or restated from time to time and (2) the Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Incorporation, including the Series B Certificate of Designation in substantially the form set forth as Exhibit E hereto and as amended or restated from time to time.

(n) “Stock Acquisition Date” shall mean (1) the first date of public announcement (including, without limitation, the filing of any report, or any amendment to any report, pursuant to Section 13(d) of the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person that an Acquiring Person has become such, provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Stock Acquisition Date shall be deemed to have occurred, or (2) such earlier date as the Board of Directors shall determine that a Person has become an Acquiring Person.

(o) “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such Person, or any other Person otherwise controlled by such first-mentioned Person.

(p) “Tax Benefits” shall mean the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Company or any direct or indirect Subsidiary thereof.

(q) “Treasury Regulations” shall mean the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

In addition, the following terms are defined in the Sections indicated below:

Defined Term	Section Number
Adjustment Shares	11(a)(ii)
Class A Common Stock	Whereas clause
Class A Right	Whereas clause
Class A Rights Certificates	3(a)
Class B Common Stock	Whereas clause
Class B Right	Whereas clause
Class B Rights Certificates	3(a)
common stock equivalents	11(a)(iii)
Company	Preamble
Company Common Stock	Whereas clause
current market price	11(d)
Current Value	11(a)(iii)
Distribution Date	3(a)
Equivalent Preferred Stock	11(b)
Exchange Act	1(b)
Exchange Act Regulations	1(c)
Exchange Ratio	24(a)
Exempt Person	1(a)
Exemption Request	31
Existing Holder	1(a)(i)(F)
Expiration Date	7(a)
Final Expiration Date	7(a)
Original Rights	1(c)
Plan	Preamble
Purchase Price	7(b) or 11(a)(ii), as applicable
Record Date	Whereas clause
Redemption Price	23(a)
Registration Date	9(c)
Registration Statement	9(c)
Requesting Person	31
Right	Whereas clause
Rights Agent	Preamble
Rights Certificates	3(a)
Rights Dividend Declaration Date	Whereas clause
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(iii) Trigger Date	11(a)(iii)
Securities Act	9(c)
Series A Preferred	1(m)
Series B Preferred	1(m)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day	11(d)(i)
Unit	7(b)

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be an Acquiring Person (including, in the case of both clause (i) and (ii), any such date which is after the date of this Plan and prior to the issuance of the Rights) (the earlier of (i) and (ii) above being the “Distribution Date”):

(x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Company Common Stock registered in the names of the holders of shares of Company Common Stock as of and subsequent to the Record Date (which certificates for shares of Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates,

(y) the registered holders of shares of Company Common Stock shall also be the registered holders of the Rights issued with respect thereto, and

(z) the Rights will be transferable by, and only in connection with, the transfer of the underlying shares of Company Common Stock including a transfer to the Company;

provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage prepaid mail, (i) to each record holder of shares of Class A Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Company Common Stock, one or more Class A rights certificates, in substantially the form of Exhibit A hereto (the “Class A Rights Certificates”), evidencing one Class A Right for each share of Class A Common Stock so held, subject to adjustment as provided herein, and (ii) to each record holder of shares of Class B Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Company Common Stock, one or more Class B rights certificates, in substantially the form of Exhibit B hereto (the “Class B Rights Certificates” and together with the Class A Rights Certificates, the “Rights Certificates”), evidencing one Class B Right for each share of Class B Common Stock so held, subject to adjustment as provided herein.

The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(o) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As promptly as practicable following the Record Date, the Company will mail or otherwise make available a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to each record holder of shares of Company Common Stock as of the Close of Business on the Record Date. With respect to certificates for Company Common Stock outstanding as of the Record Date or issued subsequent to the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, until the Distribution Date the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any such certificate for Company Common Stock outstanding as of the Record Date shall also constitute the transfer of the Rights associated with the Company Common Stock represented thereby.

(c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock which are issued (including any shares of Company Common Stock held in treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. In addition, Rights shall be issued with respect to all shares of Company Common Stock described in the second sentence of Section 22 hereof, subject to the provisions thereof. Certificates representing such shares of Company Common Stock issued after the Record Date shall bear a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between ICO Global Communications (Holdings) Limited (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), dated as of January 29, 2010, as amended from time to time (the “Tax Benefits Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Company designated for such purpose. Under certain circumstances, as set forth in the Tax Benefits Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Tax Benefits Plan, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE TAX BENEFITS PLAN, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

With respect to certificates representing shares of Company Common Stock that bear the foregoing legend, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the shares of Company Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Company Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Company Common Stock represented by such certificates.

(d) In the event that the Company purchases or acquires any shares of Company Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Company Common Stock shall be deemed canceled and returned so that the Company shall not be entitled to exercise any Rights associated with the shares of Company Common Stock that are no longer outstanding.

(e) Notwithstanding anything to the contrary contained herein, shares of Company Common Stock and Rights (and any securities issuable on their exercise) may be issued and transferred by book-entry and not represented by physical certificates. Where shares of Company Common Stock and Rights (and any securities issuable on their exercise) are held in uncertificated form, the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein. Without limiting the foregoing, with respect to Company Common Stock evidenced solely by book-entry (and not represented by physical certificates), (i) until the Distribution Date, the Rights associated therewith will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Company Common Stock and not by separate Rights Certificates, (ii) until the earlier of the Distribution Date or the Expiration Date, the transfer of shares of Company Common Stock evidenced solely by book-entry shall also constitute the transfer of Rights associated with such shares of Company Common tock, and (iii) confirmation and account statements sent to holders of Company Common Stock evidenced solely by book-entry issued after the Record Date shall bear a statement in substantially the form of the legend set forth in subsection (c) of this Section 3.

Section 4. Form of Rights Certificates.

(a) The Class A Rights Certificates and Class B Rights Certificates (and the forms of election to purchase and of assignment and the certificates to be printed on the reverse thereof) shall each be substantially in the respective forms set forth in Exhibit A and Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Company Common Stock issued by the Company after the Record Date, as of the date of issuance of such Company Common Stock) and on their face shall entitle the holders thereof to purchase such number of Units of Series A Preferred or Series B Preferred, as applicable, as shall be set forth therein at the price set forth therein, provided, however, that the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate that represents Rights which are null and void pursuant to Section 7(e) of this Plan and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (provided that the Company has notified the Rights Agent in writing that this Section 4(b) applies and to the extent feasible) a legend in substantially the following form:

THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.

The provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

Section 5. Countersignature and Registration.

(a) Any Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer or one of its Vice Presidents and shall be attested by its Secretary, Treasurer or one of its Assistant Secretaries and shall have affixed thereto the Company’s seal (if any) or a facsimile thereof. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Plan or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized signatory, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4, 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of the applicable series of Preferred Stock (or, following a Section 11(a)(ii) Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent shall, subject to the provisions of Section 4, Section 7(e), Section 14 and Section 24 hereof, manually or by facsimile, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Plan which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Subject to Section 7(e) hereof, if a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, the Company will make and deliver a new Rights Certificate in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated, but in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Prior to the earlier of (i) the Close of Business on the tenth (10th) anniversary hereof (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or exchanged as provided in Section 24 hereof, and (iii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Plan is no longer necessary for the preservation of Tax Benefits, at which time the Rights are deemed terminated (the earlier of (i), (ii), and (iii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the other provisions hereof, including without limitation Sections 7(e), 7(f), 9(c), 11(a) and 23 hereof, exercise the Rights evidenced thereby, in whole or in part, at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the number and series of Units of Preferred Stock (or, following a Section 11(a)(ii) Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company. Except for those provisions herein which expressly survive the termination of this Plan, this Plan shall terminate at such time as the Rights are no longer exercisable hereunder. If the Expiration Date occurs as a result of (iii) above, the Company shall give the Rights Agent written notice of the Expiration Date, and the Rights Agent shall not be deemed to have knowledge of the Expiration Date unless and until it has received such written notice.

(b) The purchase price for each one one-thousandth of a share (each such one one-thousandth of a share being a “Unit”) of Preferred Stock upon exercise of Rights shall be $12.40, subject to adjustment from time to time as provided in Section 11 hereof (such purchase price, as so adjusted, being the “Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Section 11(a)(ii) Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company, or evidence satisfactory to the Company and the Rights Agent of payment of such tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly:

(i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for the Preferred Stock) a certificate or certificates for the number of Units of the applicable series of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Units of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Units of the applicable series of Preferred Stock as are to be purchased (in which case certificates for the Units of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs each such depositary agent to comply with such request,

(ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

(iii) when necessary to comply with this Plan requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 14 hereof, and

(iv) when necessary to comply with this Plan, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue Company Common Stock or other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Plan. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights beneficially owned by:

(i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or

(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, Company Stock or the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make or delay in making any determinations with respect to an Acquiring Person or its Affiliates or Associates or any transferee or any of them hereunder.

(f) Notwithstanding anything in this Plan or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or any other securities upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) not indicated an affirmative response to clause 1 or 2 thereof, and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company shall, at all times prior to the occurrence of a Section 11(a)(ii) Event, cause to be reserved and kept available, out of its authorized and unissued shares of preferred stock or its authorized and issued shares of preferred stock held in its treasury, and, after the occurrence of a Section 11(a)(ii) Event, to the extent reasonably practical, cause to be reserved and kept available, out of its authorized but unissued shares of preferred stock, Company Common Stock and/or other securities or its authorized and issued shares held in its treasury, the number of shares of Series A Preferred and Series B Preferred (and, following the occurrence of a Section 11(a)(ii) Event, Company Common Stock and/or other securities) that, as provided in this Plan, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved to the extent reasonably practicable.

(b) If the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Company Common Stock and/or other securities) to be issued and delivered upon the exercise of the Class A Rights may be listed on any national securities exchange or automated quotation system, the Company shall use reasonable efforts (as determined by the Board of Directors) to cause, from and after the time that the Class A Rights become exercisable, all securities reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance upon such exercise. If the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Company Common Stock and/or other securities) to be issued and delivered upon the exercise of the Class B Rights may be listed on any national securities exchange or automated quotation system, the Company also may elect to endeavor to cause any of such securities to be listed on any exchange or quotation system if the Board of Directors so determines, in its sole discretion.

(c) If the Company determines that registration under the Securities Act of 1933, as amended (the “Securities Act”) or qualification under any state securities or “blue sky” laws is required, then the Company shall use reasonable efforts (as determined by the Board of Directors):

(i) as soon as practicable following the earliest date after (x) the occurrence of a Section 11(a)(ii) Event and a determination by the Company of the consideration to be delivered by the Company upon exercise of the Rights (including in accordance with Section 11(a)(iii) hereof) or (y) if so required by law, the Distribution Date (such date being the “Registration Date”), to file a registration statement on an appropriate form under the Securities Act, with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”),

(ii) to cause the Registration Statement to become effective as soon as practicable after such filing,

(iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date, and

(iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “blue sky” laws.

The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a requisite registration statement shall not have been declared effective.

(d) The Company shall take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price and compliance with all other provisions of this Plan), duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company shall pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Stock (or any other securities or assets, as the case may be) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge imposed in connection with the issuance or delivery of Units of Preferred Stock, or any certificates or depositary receipts for such Units of Preferred Stock (or, following the occurrence of a Section 11(a)(ii) Event, any other securities, cash or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or, following the occurrence of a Section 11(a)(ii) Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate or depositary receipt for Units of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open; further provided, however, that if delivery of Units of Preferred Stock (or other securities, as the case may be) is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Preferred Stock (or other securities) only when such Units (or other securities) first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Series A Preferred or Series B Preferred, payable in shares of Series A Preferred or Series B Preferred, respectively, (B) subdivide the outstanding Series A Preferred or Series B Preferred, (C) combine the outstanding Series A Preferred or Series B Preferred into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series A Preferred or Series B Preferred (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided for herein, including this Section 11(a), the Purchase Price for the Series A Preferred and/or Series B Preferred, as applicable, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of shares of the applicable series of Preferred Stock or other capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Purchase Price then in effect, the aggregate number of shares of the applicable series of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were still open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then, immediately upon the occurrence of such event (a “Section 11(a)(ii) Event”), each holder of a Right (except as otherwise provided herein, including Section 7(e) hereof) shall thereafter have the right to receive, upon exercise of such Right at the then-current Purchase Price in accordance with the terms of this Plan, in lieu of the number of Units of Series A Preferred or Series B Preferred for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable), such number of Units of Series A Preferred or Series B Preferred, as applicable, as shall equal the result obtained by:

(A) multiplying the then-current Purchase Price by the number of Units of Series A Preferred or Series B Preferred, as applicable, for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable) (such product thereafter being, for all purposes of this Plan, the “Purchase Price”), and

(B) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Unit of Series A Preferred or Series B Preferred, as applicable, on the date of such first occurrence

(such Units of Series A Preferred or Series B Preferred, as applicable, being the “Adjustment Shares”); provided, however, that the Purchase Price and the number of Units of Series A Preferred or Series B Preferred, as applicable, so receivable upon exercise of a Right shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with this Section 11.

(iii) The Company, by the vote of the Board of Directors, may at its option substitute for a Unit of Series A Preferred or Series B Preferred, as applicable, issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii), shares of the applicable class of Company Common Stock or fractions thereof having a current market price (as determined by Section 11(d) hereof) equal to the current market price of a Unit of Series A Preferred or Series B Preferred, as applicable, on the date of the Section 11(a)(ii) Event. In the event that: (x) the number of shares of Series A Preferred or Series B Preferred, as applicable (or, if the Company shall have determined to substitute shares of Company Common Stock for Units of Series A Preferred or Series B Preferred pursuant to the preceding sentence, the applicable class of Company Common Stock) which are authorized by the Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a) or (y) the securities issuable upon exercise of the Rights are required to be registered under the Securities Act or registered or qualified under applicable state securities laws or “blue sky” laws and the Board of Directors has determined that it is not reasonable to pursue such registration or qualification, then the Company shall, to the extent permitted by applicable law:

(A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and

(B) with respect to each Right (other than Rights which have become null and void pursuant to Section 7(e)), make adequate provision to substitute, in whole or in part, for such Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares of the applicable class of Company Common Stock or other comparable equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, having dividend, voting and liquidation rights substantially comparable to those of the Class A Common Stock or Class B Common Stock, as the case may be, as determined by the Board in its sole discretion (such other shares being “common stock equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value which, when added to the value of the Units of Series A Preferred or Series B Preferred, as applicable, actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors, after receiving advice from a nationally recognized investment banking firm;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within ninety days following the date on which the Company’s right of redemption pursuant to Section 23(a) expires (such ninety day period, as it may be extended hereunder, being referred to herein as the “Substitution Period,” and such date being referred to herein as the “Section 11(a)(iii) Trigger Date”), then, subject to Section 24 hereof, the Company shall be obligated (to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party) to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, either (x) to the extent permitted by law, including applicable federal and state securities law, Units of the applicable series of Preferred Stock (to the extent available) and then, if necessary, shares (or fractions of shares, at the discretion of the Board of Directors) of the applicable class of Company Common Stock (to the extent available) or (y) cash, or (z) a combination thereof, which Units of Preferred Stock, shares (or fractions of shares) of Company Common Stock and/or cash shall have an aggregate value equal to the Spread. If the Board of Directors determines that: (x) it is likely that sufficient additional shares of Preferred Stock or Company Common Stock could be authorized for issuance upon exercise in full of the Rights or (y) the securities issuable upon exercise of the Rights are required to be registered under the Securities Act or registered or qualified under applicable state securities laws or “blue sky” laws, then the Substitution Period may be extended to the extent necessary, in order that the Company may seek stockholder approval for the authorization of such additional shares or register or qualify such issuable securities, as applicable.

To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, register or qualify issuable securities to the extent appropriate and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time such suspension is no longer in effect.

For purposes of this Section 11(a)(iii), the value of a Unit of Series A Preferred or Series B Preferred or share of Company Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per Unit of Series A Preferred or Series B Preferred, as applicable, or share of Company Common Stock, as the case may be, on the Section 11(a)(iii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as a Unit of Preferred Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred or Series B Preferred entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after, but not including, such record date) shares of Series A Preferred or Series B Preferred, as applicable (or shares having substantially the same rights, privileges and preferences as shares of Series A Preferred or Series B Preferred, as applicable (“Equivalent Preferred Stock”)) or securities convertible into Series A Preferred or Series B Preferred, as applicable, or Equivalent Preferred Stock at a price per share of Series A Preferred or Series B Preferred, as applicable, or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series A Preferred or Series B Preferred, as applicable, or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section l1(d) hereof) per share of Series A Preferred or Series B Preferred, as applicable, on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying:

(i) the Purchase Price in effect immediately prior to such record date, by

(ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of Series A Preferred or Series B Preferred, as applicable, outstanding on such record date, plus the number of shares of Series A Preferred or Series B Preferred, as applicable, which the aggregate offering price of the total number of shares of Series A Preferred or Series B Preferred, as applicable, and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and (B) the denominator of which shall be the number of shares of Series A Preferred or Series B Preferred, as applicable, outstanding on such record date, plus the number of additional shares of Series A Preferred or Series B Preferred, as applicable, and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Series A Preferred or Series B Preferred (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend paid out of funds legally available therefore), assets (other than a dividend payable in shares of Series A Preferred or Series B Preferred, as applicable, but including any dividend payable in stock other than Series A Preferred or Series B Preferred, as applicable) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying:

(i) the Purchase Price in effect immediately prior to such record date, by

(ii) a fraction, (A) the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred or Series B Preferred, as applicable, on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants distributable in respect of a share of Series A Preferred or Series B Preferred, as applicable, and (B) the denominator of which shall be such current market price per share of Series A Preferred or Series B Preferred, as applicable.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)(i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current market price” per share of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty consecutive Trading Days immediately prior to, but not including, such date; provided, however, if prior to, but not including, the expiration of such requisite thirty Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, and the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, as the case may be, shall not have occurred prior to, but not including, the commencement of the requisite thirty Trading Day period, then, and in each such case, the “current market price” shall be properly adjusted to take into account such event. The closing price for each day shall be:

(x) the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading, or

(y) if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or

(z) if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors.

If on any such date no market maker is making a market in such shares, or if such shares are not publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

(ii) For the purpose of any computation hereunder, the “current market price” per share of any series of Preferred Stock shall be determined in the same manner as set forth in clause (i) of this Section 11(d) (other than the penultimate sentence thereof). If the current market price per share of such series of Preferred Stock cannot be determined in the manner provided above or if such series of Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of such series of Preferred Stock shall be conclusively deemed to be an amount equal to (A) 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Plan) multiplied by (B) the current market price per share of Class A Common Stock. If neither the Class A Common Stock nor such series of Preferred Stock is publicly held or so listed or traded, “current market price” per share of such series of Preferred Stock shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Plan, the “current market price” of a Unit of Series A Preferred or Series B Preferred shall be equal to (A) the current market price of one share of such series of Preferred Stock, divided by (B) 1,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share of Company Common Stock or other share or one one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than the applicable series of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the applicable series of Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the applicable series of Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the applicable Purchase Price hereunder shall evidence the right to purchase, at the adjusted applicable Purchase Price, the number of Units of the applicable series of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the applicable Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted applicable Purchase Price, that number of Units of the applicable series of Preferred Stock (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of the applicable series of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the applicable Purchase Price in effect immediately prior to such adjustment of such Purchase Price and (ii) dividing the product so obtained by the applicable Purchase Price in effect immediately after such adjustment of such Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the applicable Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of Units of the applicable series of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of the applicable series of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing (x) the applicable Purchase Price in effect immediately prior to adjustment of such Purchase Price by (y) the applicable Purchase Price in effect immediately after adjustment of such Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than, but not including, the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted applicable Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the applicable Purchase Price or the number of Units of the applicable series of Preferred Stock issuable upon the exercise of any of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the applicable Purchase Price per Unit and the number of Units of the applicable series of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the applicable Purchase Price below the par or stated value, if any, of the number of Units of the applicable series of Preferred Stock or other shares of capital stock issuable upon exercise of any of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of Units of the applicable series of Preferred Stock or other shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of any series of Preferred Stock, (ii) issuance wholly for cash of any shares of any series of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of any series of

Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of any series of Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) After the Distribution Date, the Company shall not, except as permitted by Section 1, Section 23, Section 24, Section 27 or Section 31 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) Anything in this Plan to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of any class of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of any class of Company Common Stock or (iii) combine the outstanding shares of any class of Company Common Stock into a smaller number of shares, the number of Rights associated with each share of such class of Company Common Stock then outstanding, or issued or delivered thereafter prior to the Distribution Date or in accordance with Section 22 hereof, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of the applicable class of Company Common Stock following any such event shall equal the result obtained by:

(x) in the case of the Class A Rights, multiplying the number of Class A Rights associated with each share of Class A Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately following the occurrence of such event; and

(y) in the case of the Class B Rights, multiplying the number of Class B Rights associated with each share of Class B Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Class B Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class B Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting any of the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the applicable series of Preferred Stock and the applicable class or classes of Company Common Stock, a copy of such certificate, and (c) mail, or make available, a brief summary thereof to each holder of the affected class or classes of Rights Certificate in accordance with Section 25 and Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13. Reserved.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be:

(x) the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or

(y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or

(z) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors.

If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors shall be used and such determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock); provided, however, that in lieu of fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, the Company may provide for the issuance of depositary receipts pursuant to Section 7(c) hereof. In lieu of such fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Series A Preferred or Series B Preferred, as applicable, on the day of exercise, determined in accordance with Section 11(d) hereof.

(c) The Company shall not be required to issue fractions of shares of Company Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Company Common Stock. In lieu of such fractional shares of Company Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of the applicable class of Company Common Stock. For purposes of this Section 14(c), the current market value of one share of Company Common Stock shall be the closing price per share of Company Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Plan relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Plan, other than rights of action vested in the Rights Agent pursuant to Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Company Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of shares of Company Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Plan.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or any associated Company Common Stock certificate made by any Person other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof. This Section 17 shall also apply to holders, as such, of Rights prior to the issuance of Rights Certificates.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, and other disbursements, incurred in connection with the preparation, negotiation, delivery, amendment, execution and administration of this Plan and the exercise and performance of its duties hereunder. The Company shall also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Plan or the exercise or performance of its duties hereunder, including without limitation, the reasonable costs and expenses of defending against a claim of liability hereunder. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Plan, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent hereunder, including, without limitation, the reasonable costs and expenses of defending against a claim of liability hereunder.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Plan and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Plan (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Plan in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Plan will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Plan or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Plan or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Plan.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the Chief Financial Officer, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Plan and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after, but not including, the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j) No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty days’ prior notice in writing mailed to the Company and to each transfer agent for the Company Common Stock or Preferred Stock known to the Rights Agent, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Company Common Stock or Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized under applicable laws to exercise corporate trust or stock transfer or stockholder service powers and shall be subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such a Person described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Company Common Stock or Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Plan or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Plan in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates.

In addition, in connection with the issuance or sale of shares by the Company of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of any other securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of the applicable class of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) Subject to Section 32 hereof, the Company may, at its option, by action of the Board of Directors, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”). The Company may, at its option, by action of the Board of Directors, pay the Redemption Price either in shares of Company Common Stock (based on the current market price, as defined in Section 11(d) hereof, of the shares of Company Common Stock at the time of redemption) or cash or any other form of consideration deemed appropriate by the Board of Directors and the redemption of the Rights shall be effective at such time and on the basis and with such conditions as the Board of Directors may in its sole discretion establish. Notwithstanding anything in this Plan to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption has expired.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights as provided in Section 23(a) above (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Common Stock, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Plan, and (ii) mailing payment of the Redemption Price to the registered holders of the Rights as their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Company Common Stock, and upon such action, all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.

(d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner, other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase or repurchase by any of them of Company Common Stock prior to the Distribution Date.

Section 24. Exchange.

(a) The Company, upon resolution of the Board of Directors, may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e) hereof) for Units of Preferred Stock or shares of Company Common Stock at the election of the Board of Directors (such Units of Preferred Stock or shares of Company Common Stock, as applicable, the “Exchange Securities”) at an exchange ratio of one share of Class A Common Stock or one Unit of Series A Preferred per Class A Right and one share of Class B Common Stock or one Unit of Series B Preferred per Class B Right, in each case as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being the “Exchange Ratio”). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Exchange Securities issuable pursuant to the exchange, and all Persons entitled to receive Exchange Securities pursuant to the exchange shall be entitled to receive such Exchange Securities (and any dividends or distributions made thereon after the date on which such Exchange Securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any Exchange Securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Company Common Stock or Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the Exchange Securities so issued.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive (i) that number of shares of Class A Common Stock or Units of Series A Preferred, as applicable, equal to the number of such Class A Rights held by such holder multiplied by the Exchange Ratio and (ii) that number of shares of Class B Common Stock or Units of Series B Preferred, as applicable, equal to the number of such Class B Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly provide public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give or any defect in such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Exchange Securities for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In the event that: (x) the number of Exchange Securities which are authorized by the Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24 or (y) the securities issuable upon exercise of the Rights are required to be registered under the Securities Act or registered or qualified under applicable state securities laws or “blue sky” laws, then the Company, at the election of the Board of Directors, shall take all such action as may be necessary to authorize additional Exchange Securities, register or qualify any securities as the case may be, for issuance upon exchange of the Rights or shall make adequate provision to substitute, in whole or in part, (1) cash, (2) other comparable equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, having dividend, voting and liquidation rights substantially comparable to those of the Class A Common Stock or Class B Common Stock, as the case may be, as determined by the Board in its sole discretion), (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value for each Right to be exchanged equal to the per share market price of one share of Class A Common Stock or Class B Common Stock or one Unit of Series A Preferred or Series B Preferred, as applicable (determined pursuant to Section 11(d) hereof) as of the date of a Section 11(a)(ii) Event, where such aggregate value has been determined by the Board of Directors. To the extent that the Company determines that action must be taken pursuant to the foregoing clauses of this Section 24(c), the Board of Directors may suspend the exercisability of the Rights, in order to seek any authorization of additional Exchange Securities, register or qualify any securities that will be issued on exercise of the Rights as the case may be, and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof.

(d) The Company shall not be required to issue fractions of Exchange Securities or to distribute certificates which evidence fractional Units or fractional shares. In lieu of issuing fractional Units or fractional shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(d) hereof) of one share of Class A Common Stock or Class B Common Stock or one Unit of Series A Preferred or Series B Preferred, as applicable, on the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date:

(i) to pay any dividend payable in stock of any class to the holders of Series A Preferred or Series B Preferred or to make any other distribution to the holders of Series A Preferred or Series B Preferred (other than a regular periodic cash dividend paid out of funds legally available therefore),

(ii) to offer to the holders of Series A Preferred or Series B Preferred rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options,

(iii) to effect any reclassification of its Series A Preferred or Series B Preferred (other than a reclassification involving only the subdivision of outstanding shares of Series A Preferred or Series B Preferred, as applicable),

(iv) to effect any consolidation or merger into or with any other Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or

(v) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series A Preferred and/or Series B Preferred, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to, but not including, the record date for determining holders of the shares of Series A Preferred and/or Series B Preferred for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to, but not including, the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series A Preferred and/or Series B Preferred, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25, if any wholly owned Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets, cash flow or earnings power to, any other wholly owned Subsidiary of the Company.

(b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, as the case may be, and (ii) all references in the preceding paragraph (a) to Series A Preferred and Series B Preferred shall be deemed thereafter to refer also to Company Common Stock and/or, if appropriate, other securities of the Company.

Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or sent or delivered, if to the Company, at its address at:

ICO Global Communications (Holdings) Limited

Plaza America Tower I

11700 Plaza America Drive, Suite 1010

Reston, Virginia 20190

Attention: General Counsel

and if to the Rights Agent, at its address at:

BNY Mellon Shareowner Services

480 Washington Blvd.

Jersey City, NJ 07310

Attention: Relationship Manager

With a copy to:

BNY Mellon Shareowner Services

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attention: Legal Department

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Prior to the Distribution Date, and subject to the other provisions of this Section 27, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect (including, without limitation, an amendment to cause the Rights to immediately expire and the Plan to immediately terminate) without the approval of any holders of certificates representing Rights or shares of Company Common Stock. From and after the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights Certificates in order:

(i) to cure any ambiguity,

(ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,

(iii) to shorten or lengthen any time period hereunder, or

(iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person);

provided, however, that this Plan may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to Section 32 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Associate or Affiliate of an Acquiring Person).

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Plan to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Plan.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

Section 28. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Plan, any calculation of the number of shares of Company Common Stock or the amount of Company Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock or amount of Company Stock of which any Person is the Beneficial Owner, shall be made by the Board of Directors in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof or the provisions of Section 382 of the Code and the regulations thereunder. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power (i) to interpret the provisions of this Plan, and (ii) to make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination whether to redeem or not redeem the rights or to amend this Plan and whether any proposed amendment adversely affects the interest of the holders of Rights Certificates). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30. Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock).

Section 31. Process to Seek Exemption.

(a) Any Person who desires to effect any acquisition of Company Stock that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.9% or more of the then-outstanding Company Stock (or, in the case of an Existing Holder, additional Company Stock representing one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date hereof (adjusted for any stock splits, subdivisions and the like)) (a “Requesting Person”) may, prior to the Stock

Acquisition Date and in accordance with this Section 31, request that the Board of Directors grant an exemption with respect to such acquisition under this Plan so that such acquisition would be deemed to be an Exempt Transaction for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the address of the Company set forth in Section 26. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the kind, class and/or series, number and percentage of Company Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Company Stock aggregating 4.9% or more of the then outstanding Company Stock (or, in the case of an Existing Holder, additional Company Stock representing one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date hereof (adjusted for any stock splits, subdivisions and the like)) and the kind, class/and or series, maximum number and percentage of Company Stock that the Requesting Person proposes to acquire.

(b) The Board of Directors shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, however, that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Exemption Request. The Board of Directors shall only grant an exemption in response to an Exemption Request if the Board of Directors determines in its sole discretion that the acquisition of Beneficial Ownership of Company Stock by the Requesting Person will not jeopardize or endanger the availability to the Company of the Tax Benefits or is otherwise in the best interests of the Company and its stockholders. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Company Stock in excess of the maximum number and percentage approved by the Board of Directors), in each case as and to the extent the Board of Directors in its sole discretion shall determine necessary or desirable. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board of Directors’ determination with respect thereto.

Section 32. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided, further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following, but not including, the date of such determination by the Board of Directors.

Section 33. Governing Law. This Plan, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 34. Counterparts. This Plan may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 35. Descriptive Headings. The headings contained in this Plan are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Plan.

Section 36. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, all as of the date first above written.

ICO Global Communications (Holdings) Limited

By:	/S/ JOHN L. FLYNN
Name:	John L. Flynn
Title:	EVP, GC & SEC

Mellon Investor Services LLC

By:	/S/ ASA DREW
Name:	Asa Drew
Title:	Vice President

EXHIBIT A

TO TAX BENEFITS PLAN

FORM OF CLASS A RIGHTS CERTIFICATE

Certificate No.	Class A Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE TAX BENEFITS PLAN REFERRED TO BELOW). THE CLASS A RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX BENEFITS PLAN. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE TAX BENEFITS PLAN, CLASS A RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

Class A Rights Certificate

ICO Global Communications (Holdings) Limited

This certifies that                     , or registered assigns, is the registered holder of the number of Class A Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Tax Benefits Preservation Plan dated as of January 29, 2010, as amended from time to time (the “Tax Benefits Plan”) (terms defined therein being used herein with the same meaning unless otherwise defined herein), between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, as Rights Agent (which term shall include any successor Rights Agent under the Tax Benefits Plan), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date, at the office of the Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred”), of the Company at the Purchase Price initially of $12.40 per one one-thousandth share of Series A Preferred (each such one one-thousandth of a share being a “Unit”), upon presentation and surrender of this Class A Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Class A Rights evidenced by this Class A Rights Certificate (and the number and kind of shares which may be purchased upon exercise thereof) and the Purchase Price per Unit set forth above, are the number and Purchase Price as of             , 2010, based on the Series A Preferred as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event, if the Class A Rights evidenced by this Class A Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or (ii) under certain circumstances described in the Tax Benefits Plan, a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, including a transferee of any person who, after such transfer, becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Class A Rights shall become null and void and no holder hereof shall have any right with respect to such Class A Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Tax Benefits Plan, the Purchase Price and the number and kind of shares of Series A Preferred or other securities which may be purchased upon the exercise of the Class A Rights evidenced by this Class A Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Section 11(a)(ii) Event. In certain circumstances described in the Tax Benefits Plan, the Class A Rights evidenced hereby may entitle the registered holder thereof to receive common stock, cash or other assets, all as provided in the Tax Benefits Plan.

This Class A Rights Certificate is subject to all of the terms and conditions of the Tax Benefits Plan, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Class A Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class A Rights under the specific circumstances set forth in the Tax Benefits Plan. Notwithstanding anything contained herein to the contrary, if any terms or conditions of this Class A Rights Certificate shall be found to conflict with any terms or conditions of the Tax Benefits Plan, the Tax Benefits Plan shall control. Copies of the Tax Benefits Plan are on file at the office of the Rights Agent designated for such purpose and are available from the Rights Agent upon written request.

This Class A Rights Certificate, with or without other Class A Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Class A Rights Certificate or Class A Rights Certificates of like tenor and date evidencing an aggregate number of Class A Rights equal to the aggregate number of Class A Rights evidenced by the Class A Rights Certificate or Class A Rights Certificates surrendered. If this Class A Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Class A Rights Certificate or Class A Rights Certificates for the number of whole Class A Rights not exercised.

Subject to the provisions of the Tax Benefits Plan, the Class A Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Class A Right (as such amount may be adjusted pursuant to the Tax Benefits Plan), at any time prior to the earlier of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) and (ii) the Final Expiration Date. In addition, subject to the provisions of the Tax Benefits Plan, at the option of the Company, the Class A Rights may be exchanged, in whole or in part, for Units of Series A Preferred or shares of the Class A Common Stock of the Company or other consideration. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Class A Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series A Preferred will be issued upon the exercise of any Class A Right or Class A Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred, which may, at the election of the Company be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Plan.

No holder of this Class A Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Preferred or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Plan), or to receive dividends of subscription rights, or otherwise, until the Class A Rights evidenced by this Class A Rights Certificate shall have been exercised as provided in the Tax Benefits Plan.

This Class A Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of                      ,

ICO Global Communications (Holdings) Limited	Countersigned:

By:	Mellon Investor Services LLC
Name:	as Rights Agent
Title:

By:	By:
Name:	Name:
Title:	Title:

(Form of Reverse Side of Class A Rights Certificate)

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Class A Rights Certificate.)

FOR VALUE RECEIVED                                                                                                    hereby sells, assigns and transfers unto:

                     (Please print name and address of transferee) this Class A Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Class A Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(1) this Class A Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature
Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class A Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Class A Rights evidenced by this Class A Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Plan) and, in the case of an Assignment, will affix a legend to that effect on any Class A Rights Certificates issued in exchange for this Class A Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise

Class A Rights represented by the Class A Rights Certificate.)

To: ICO Global Communications (Holdings) Limited

The undersigned hereby irrevocably elects to exercise                      Class A Rights represented by this Class A Rights Certificate to purchase the Units of Series A Preferred issuable upon the exercise of the Class A Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Class A Rights) and requests that certificates for such Units (or such other securities) be issued in the name of and delivered to

                                                                                                                                   (Please print name and address)

(Please insert social security or other identifying number).

If such number of Class A Rights shall not be all the Class A Rights evidenced by this Class A Rights Certificate, a new Class A Rights Certificate for the balance of such Class A Rights shall be registered in the name of and delivered to:

(Please print name and address)

(Please insert social security or other identifying number).

Dated: ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(1) the Class A Rights evidenced by this Class A Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Tax Benefits Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Class A Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Class A Rights evidenced by this Class A Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Plan) and the election to purchase will not be honored.

EXHIBIT B

TO TAX BENEFITS PLAN

FORM OF CLASS B RIGHTS CERTIFICATE

Certificate No.	Class B Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE TAX BENEFITS PLAN REFERRED TO BELOW). THE CLASS B RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX BENEFITS PLAN. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE TAX BENEFITS PLAN, CLASS B RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

Class B Rights Certificate

ICO Global Communications (Holdings) Limited

This certifies that                     , or registered assigns, is the registered holder of the number of Class B Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Tax Benefits Preservation Plan dated as of January 29, 2010, as amended from time to time (the “Tax Benefits Plan”) (terms defined therein being used herein with the same meaning unless otherwise defined herein), between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, as Rights Agent (which term shall include any successor Rights Agent under the Tax Benefits Plan), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date, at the office of the Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company at the Purchase Price initially of $12.40 per one one-thousandth share of Series B Preferred (each such one one-thousandth of a share being a “Unit”), upon presentation and surrender of this Class B Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Class B Rights evidenced by this Class B Rights Certificate (and the number and kind of shares which may be purchased upon exercise thereof) and the Purchase Price per Unit set forth above, are the number and Purchase Price as of             , 2010, based on the Series B Preferred as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event, if the Class B Rights evidenced by this Class B Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or (ii) under certain circumstances described in the Tax Benefits Plan, a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, including a transferee of any person who, after such transfer, becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Class B Rights shall become null and void and no holder hereof shall have any right with respect to such Class B Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Tax Benefits Plan, the Purchase Price and the number and kind of shares of Series B Preferred or other securities which may be purchased upon the exercise of the Class B Rights evidenced by this Class B Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Section 11(a)(ii) Event. In certain circumstances described in the Tax Benefits Plan, the Class B Rights evidenced hereby may entitle the registered holder thereof to receive common stock, cash or other assets, all as provided in the Tax Benefits Plan.

This Class B Rights Certificate is subject to all of the terms and conditions of the Tax Benefits Plan, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Class B Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class B Rights under the specific circumstances set forth in the Tax Benefits Plan. Notwithstanding anything contained herein to the contrary, if any terms or conditions of this Class B Rights Certificate shall be found to conflict with any terms or conditions of the Tax Benefits Plan, the Tax Benefits Plan shall control. Copies of the Tax Benefits Plan are on file at the office of the Rights Agent designated for such purpose and are available from the Rights Agent upon written request.

This Class B Rights Certificate, with or without other Class B Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Class B Rights Certificate or Class B Rights Certificates of like tenor and date evidencing an aggregate number of Class B Rights equal to the aggregate number of Class B Rights evidenced by the Class B Rights Certificate or Class B Rights Certificates surrendered. If this Class B Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Class B Rights Certificate or Class B Rights Certificates for the number of whole Class B Rights not exercised.

Subject to the provisions of the Tax Benefits Plan, the Class B Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Class B Right (as such amount may be adjusted pursuant to the Tax Benefits Plan), at any time prior to the earlier of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) and (ii) the Final Expiration Date. In addition, subject to the provisions of the Tax Benefits Plan, at the option of the Company, the Class B Rights may be exchanged, in whole or in part, for Units of Series B Preferred or shares of the Class B Common Stock of the Company or other consideration. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Class B Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series B Preferred will be issued upon the exercise of any Class B Right or Class B Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred, which may, at the election of the Company be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Plan.

No holder of this Class B Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series B Preferred or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Plan), or to receive dividends of subscription rights, or otherwise, until the Class B Rights evidenced by this Class B Rights Certificate shall have been exercised as provided in the Tax Benefits Plan.

This Class B Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of                  ,

ICO Global Communications (Holdings) Limited	Countersigned:

By:	Mellon Investor Services LLC
Name:	as Rights Agent
Title:

By:	By:
Name:	Name:
Title:	Title:

(Form of Reverse Side of Class B Rights Certificate)

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Class B Rights Certificate.)

FOR VALUE RECEIVED                                                                                                    hereby sells, assigns and transfers unto:

                                                              (Please print name and address of transferee) this Class B Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Class B Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(3) this Class B Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Plan); and

(4) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Class B Rights evidenced by this Class B Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class B Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Class B Rights evidenced by this Class B Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Plan) and, in the case of an Assignment, will affix a legend to that effect on any Class B Rights Certificates issued in exchange for this Class B Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise

Class B Rights represented by the Class B Rights Certificate.)

To:  ICO Global Communications (Holdings) Limited

The undersigned hereby irrevocably elects to exercise                      Class B Rights represented by this Class B Rights Certificate to purchase the Units of Series B Preferred issuable upon the exercise of the Class B Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Class B Rights) and requests that certificates for such Units (or such other securities) be issued in the name of and delivered to

            (Please print name and address)

(Please insert social security or other identifying number).

If such number of Class B Rights shall not be all the Class B Rights evidenced by this Class B Rights Certificate, a new Class B Rights Certificate for the balance of such Class B Rights shall be registered in the name of and delivered to:

(Please print name and address)

(Please insert social security or other identifying number).

Dated: ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(3) the Class B Rights evidenced by this Class B Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Tax Benefits Plan); and

(4) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Class B Rights evidenced by this Class B Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Class B Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Class B Rights evidenced by this Class B Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Plan) and the election to purchase will not be honored.

EXHIBIT C

TO TAX BENEFITS PLAN

UNDER CERTAIN CIRCUMSTANCES

SET FORTH IN THE TAX BENEFITS PLAN,

RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING

PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF

(AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PLAN),

WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT

HOLDER,

MAY BECOME NULL AND VOID.

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

As of January 29, 2010, the Board of Directors (the “Board of Directors”) of ICO Global Communications (Holdings) Limited (the “Company”) authorized and declared a dividend of one Class A Right (“Class A Right”) for each outstanding share of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and one Class B Right (“Class B Right” and together with the Class A Rights, the “Rights”) for each outstanding share of its Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”), to stockholders of record at the close of business on February 8, 2010 (the “Record Date”), and authorized the issuance of one Class A Right for each share of Class A Common Stock issued by the Company and one Class B Right for each share of Class B Common Stock issued by the Company (except as otherwise provided in the Tax Benefits Plan, as defined below) between the Record Date and the Distribution Date (as defined below). Each Class A Right entitles the registered holder, subject to the terms of the Tax Benefits Plan (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred”), at a purchase price of $12.40 per Unit, subject to adjustment, and each Class B Right entitles the registered holder, subject to the terms of the Tax Benefits Plan, to purchase from the Company one Unit of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), at a purchase price of $12.40 per Unit, subject to adjustment. The purchase price for the Class A Rights and the Class B Rights is payable in cash or by certified or bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan between the Company and Mellon Investor Services LLC, as Rights Agent, dated as of January 29, 2010, as amended from time to time (the “Tax Benefits Plan”).

Copies of the Tax Benefits Plan and the Certificates of Designation for the Series A Preferred and Series B Preferred have been filed with the Securities and Exchange Commission as Exhibits to a Current Report on Form 8-K. Copies of the Tax Benefits Plan and the Certificates of Designation are available free of charge from the Company. This summary description of the Rights, the Series A Preferred and the Series B Preferred does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Tax Benefits Plan and the Certificates of Designation, including the definitions therein of certain terms, which Tax Benefits Plan and Certificates of Designation are incorporated herein by reference.

The Board of Directors adopted the Tax Benefits Plan in an effort to help preserve the ability to utilize fully the Company’s net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has substantial NOLs, and under the Internal Revenue Code and the Treasury Regulations issued thereunder, it may “carry forward” these losses in certain circumstances to offset any current and future income and thus reduce its federal income tax liability, subject to certain restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset for the Company. However, the Company’s ability to use its NOLs would be limited if there was an “ownership change” under Section 382 of the Internal Revenue Code (“Section 382”). This would occur if stockholders owning (or deemed under Section 382 to own) 5% or more of the Company’s securities by value increase their collective ownership of the aggregate amount of the Company’s then-outstanding securities by more than 50 percentage points over a three-year period.

The Tax Benefits Plan is intended to act as a deterrent to any person or group acquiring, without the approval of the Company’s Board of Directors, beneficial ownership of 4.9% or more of the Company Stock, defined to include (i) shares of Company Common Stock, (ii) shares of preferred stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock of the Company, and (iv) any interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code or pursuant to Treasury Regulation § 1.382-2T(f)(18). However, the Tax Benefits Plan cannot provide certainty that an “ownership change” will not occur or that the Company will be able to utilize its tax benefits. Holders of 4.9% or more of the Company Stock outstanding as of the close of business on January 29, 2010 will not trigger the Tax Benefits Plan so long as they do not (i) acquire additional Company Stock constituting one-half of one percent (0.5%) or more of the Company Stock outstanding as of the date of the Tax Benefits Plan (as adjusted for stock splits, subdivisions and the like, as well as other exceptions detailed in the Tax Benefits Plan), or (ii) fall under 4.9% ownership of Company Stock and then re-acquire 4.9% or more of the Company Stock. Any Rights held by an Acquiring Person (defined below) are void and may not be exercised. The Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Benefits Plan and may exempt any transaction from causing a person to become an Acquiring Person. The rights offering approved by the Board of Directors as of January 29, 2010 is deemed under the Tax Benefits Plan to be such an exempt transaction.

The Tax Benefits Plan

Certificates; Distribution Date. Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. Subject to the provisions of the Tax Benefits Plan, the Rights will separate from the Company Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten Business Days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or otherwise obtained beneficial ownership of 4.9% or more of the then-outstanding Company Stock or such earlier date as the Board of Directors shall determine that a Person has become an Acquiring Person (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), and (ii) ten Business Days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date (also including shares distributed from Treasury) will contain a notation incorporating the Tax Benefits Plan by reference and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

The Rights are not exercisable until the Distribution Date. Under certain circumstances, as provided in the Tax Benefits Plan, the exercisability of the Rights may be suspended.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Company Common Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Flip-In. If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Series A Preferred or Series B Preferred or, at the option of the Company, shares of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Series A Preferred or Series B Preferred issuable upon exercise of a Right prior to the event described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Tax Benefits Plan) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Redemption. At any time until ten Business Days following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, until ten Business Days following the Record Date), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) payable, at the election of the Board of Directors, in cash, shares of Company Common Stock or other consideration considered appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange. The Company may, at any time after there is an Acquiring Person, until the time specified in the Tax Benefits Plan, exchange all or part of the then-outstanding and exercisable Class A Rights and Class B Rights (other than Rights that shall have become null and void) for Units of Series A Preferred or shares of Class A Common Stock or Units of Series B Preferred or shares of Class B Common Stock, respectively, pursuant to a one-for-one exchange ratio, subject to adjustment or, at the election of the Company, other consideration.

Expiration. The Rights will expire on the earliest of (i) the tenth (10th) anniversary of the Tax Benefits Plan, (ii) the time at which the Rights are redeemed or exchanged, and (iii) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Board of Directors determines that the Tax Benefits Plan is no longer necessary for the preservation of NOLs and certain other tax benefits.

No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or in the event of the redemption of Rights as set forth above.

Amendment. Prior to the Distribution Date, the Company may amend any of the provisions of the Plan without the approval of the holders of the Rights or Company Common Stock at any time. After such date, subject to the terms of the Plan, the Company may amend the Plan to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

Description of Series A Preferred and Series B Preferred

The Units of Series A Preferred and Series B Preferred will be nonredeemable.

Each Unit of Series A Preferred and Series B Preferred will have a minimum preferential quarterly dividend of $0.001 per Unit or any higher per share dividend declared on the Company Common Stock.

In the event of liquidation, the holder of a Unit of Series A Preferred or Series B Preferred will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of the Company Common Stock.

Each Unit of Series A Preferred will have one vote, and each Unit of Series B Preferred will have ten votes, each voting together with the Company Common Stock.

In the event of any merger, consolidation or other transaction in which shares of Class A Common Stock are exchanged, each Unit of Series A Preferred will be entitled to receive the per share amount paid in respect of each share of Class A Common Stock. In the event of any merger, consolidation or other transaction in which shares of Class B Common Stock are exchanged, each Unit of Series B Preferred will be entitled to receive the per share amount paid in respect of each share of Class B Common Stock.

Holders of Series B Preferred will have the right to convert their Units of Series B Preferred into an equal number of Units of Series A Preferred at any time. Units of Series B Preferred will automatically be converted into an equal number of Units of Series A Preferred upon any transfer, other than certain permitted transfers.

The rights of holders of the Series A Preferred and Series B Preferred with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

The economic value of one Unit of Series A Preferred or Series B Preferred should approximate the economic value of one share of the applicable class of Company Common Stock.

EXHIBIT D

TO TAX BENEFITS PLAN

CERTIFICATE OF DESIGNATION

OF THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The undersigned officer of ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), the said Board of Directors, at a duly called meeting held on January 19, 2010, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.01 per share, designated as Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”), out of the Corporation’s authorized shares of preferred stock of the par value of $0.01 per share (the “Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for 2,800,000 shares of its authorized Preferred Stock to be designated and issued as the “Series A Junior Participating Preferred Stock,” having the relative rights, preferences and limitations that are set forth as follows:

1. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a “Unit”) of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, and on a pari passu basis with the Series B Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series B Junior Participating Preferred Stock”), (i) quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series A Junior Participating Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Participating Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock by reclassification or otherwise) declared on shares of Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Participating Preferred Stock. In the event that the Corporation shall at any time after January 29, 2010 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Participating Preferred Stock was entitled immediately prior to such event under clause (i) (b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on Units of Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Class A Common Stock (other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock, by reclassification or otherwise).

(C) Stock dividends on the Series A Junior Participating Preferred Stock shall not be paid or issued unless (1) such stock dividend is paid or issued only in shares or Units of Series A Junior Participating Preferred Stock or shares of Class A Common Stock and (2) a stock dividend is paid or issued contemporaneously on the Series B Junior Participating Preferred Stock, on the same pro rata basis and in the form of shares or Units of Series B Junior Participating Preferred Stock or shares of Class B Common Stock.

(D) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series A Junior Participating Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Participating Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Junior Participating Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

2. Voting Rights. The holders of Units of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or the Bylaws of the Corporation or as required by law, the holders of Units of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock, Class B Common Stock and any other stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Junior Participating Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Participating Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of parity stock, except dividends paid ratably on Units of Series A Junior Participating Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Units of Series A Junior Participating Preferred Stock, or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units and shares of parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4. Reacquired Shares. Any Units of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series A Junior Participating Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per unit equal to the aggregate per share amount to be distributed to holders of shares of Class A Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Participating Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Participating Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

6. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares or Units of Series B Junior Participating Preferred Stock (or undertake any similar transaction), the outstanding shares or Units, as applicable, of the Series A Junior Participating Preferred Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares or Units of the Series B Junior Participating Preferred Stock have been split, subdivided or combined. Any decrease or increase in the number of shares or Units of the Series B Junior Participating Preferred Stock resulting from a split, subdivision, combination or consolidation of shares or Units or other capital reclassification shall not be permitted unless parallel action is taken with respect to the Series A Junior Participating Preferred Stock, so that the number of shares or Units, as applicable, of each of the Series B Junior Participating Preferred Stock and Series A Junior Participating Preferred Stock shall be impacted proportionately.

7. Consolidation, Merger, etc.

(A) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(B) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Units of Series B Junior Participating Preferred Stock are exchanged for or changed into other securities, cash and/or any other property, then the holders of the Units of Series A Junior Participating Preferred Stock shall be entitled to receive the same per-Unit consideration in such transaction; provided that if all or part of the consideration so received consists of common stock or other securities of the surviving or resulting entity, the common stock or other securities so issued may differ as to voting and conversion rights to the extent, but only to the extent, that the Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock so differ as set forth in their respective Certificates of Designation.

8. Redemption. The Units of Series A Junior Participating Preferred Stock and shares of Series A Junior Participating Preferred Stock shall not be redeemable.

9. Ranking. The Units of Series A Junior Participating Preferred Stock and shares of Series A Junior Participating Preferred Stock shall rank pari passu with the Series B Junior Participating Preferred Stock and junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

10. Fractional Shares. The Series A Junior Participating Preferred Stock may be issued in Units or other fractions of a share, which Units or other fractions shall entitle the holder, in proportion to such holder’s Units or other fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

11. Amendment. At any time when any Units of Series A Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Units of Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Participating Preferred Stock, voting separately as a class.

12. Certain Definitions. As used in this resolution with respect to the Series A Junior Participating Preferred Stock, the following terms shall have the following meanings:

(A) The term “Class A Common Stock” shall mean the class of stock designated as the Class A common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the Class A common stock.

(B) The term “Class B Common Stock” shall mean the class of stock designated as the Class B common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the Class B common stock.

(C) The term “junior stock” (i) as used in Section 3, shall mean the Class A and Class B Common Stock and any other class or series of capital stock of the Corporation over which the Series A Junior Participating Preferred Stock has preference or priority as to dividends and (ii) as used in Section 5, shall mean such Common Stock and any other class or series of capital stock of the Corporation over which the Series A Junior Participating Preferred Stock has preference or priority in any liquidation, dissolution or winding up of the Corporation.

(D) The term “parity stock” (i) as used in Section 3, shall mean any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Junior Participating Preferred Stock as to dividends and (ii) as used in Section 5, shall mean any class or series of capital stock of the Corporation ranking pari passu with the Series A Junior Participating Preferred Stock in any liquidation, dissolution or winding up.

IN WITNESS WHEREOF, ICO Global Communications (Holdings) Limited has caused this Certificate of Designation to be signed by its Executive Vice President, General Counsel and Corporate Secretary this      day of January, 2010.

ICO Global Communications (Holdings) Limited

By:
Name:	John L. Flynn
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT E

TO TAX BENEFITS PLAN

CERTIFICATE OF DESIGNATION

OF THE

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The undersigned officer of ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), the said Board of Directors, at a duly called meeting held on January 19, 2010, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.01 per share, designated as Series B Junior Participating Preferred Stock (the “Series B Junior Participating Preferred Stock”), out of the Corporation’s authorized shares of preferred stock of the par value of $0.01 per share (the “Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for 600,000 shares of its authorized Preferred Stock to be designated and issued as the “Series B Junior Participating Preferred Stock,” having the relative rights, preferences and limitations that are set forth as follows:

1. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the Corporation ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a “Unit”) of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, and on a pari passu basis with the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series A Junior Participating Preferred Stock”), (i) quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series B Junior Participating Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Participating Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock, by reclassification or otherwise) declared on shares of Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Participating Preferred Stock. In the event that the Corporation shall at any time after January 29, 2010 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock or (iii) combine outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Junior Participating Preferred Stock was entitled immediately prior to such event under clause (i) (b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on Units of Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Class B Common Stock (other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock, by reclassification or otherwise).

(C) Stock dividends on the Series B Junior Participating Preferred Stock shall not be paid or issued unless (1) such stock dividend is paid or issued only in shares or Units of Series B Junior Participating Preferred Stock or shares of Class B Common Stock and (2) a stock dividend is paid or issued contemporaneously on the Series A Junior Participating Preferred Stock, on the same pro rata basis and in the form of shares or Units of Series A Junior Participating Preferred Stock or shares of Class A Common Stock.

(D) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series B Junior Participating Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Junior Participating Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series B Junior Participating Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

2. Voting Rights. The holders of Units of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Junior Participating Preferred Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock or (iii) combine the outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or the Bylaws of the Corporation or as required by law, the holders of Units of Series B Junior Participating Preferred Stock and the holders of shares of Class A Common Stock, Class B Common Stock and any other stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series B Junior Participating Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Junior Participating Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of parity stock, except dividends paid ratably on Units of Series B Junior Participating Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Units of Series B Junior Participating Preferred Stock, or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units and shares of parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4. Reacquired Shares. Any Units of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series B Junior Participating Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per unit equal to the aggregate per share amount to be distributed to holders of shares of Class B Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Junior Participating Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Junior Participating Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock, or (iii) combine outstanding shares of Class B Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Junior Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

6. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares or Units of Series A Junior Participating Preferred Stock (or undertake any similar transaction), the outstanding shares or Units, as applicable, of the Series B Junior Participating Preferred Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares or Units of the Series A Junior Participating Preferred Stock have been split, subdivided or combined. Any decrease or increase in the number of shares or Units of the Series A Junior Participating Preferred Stock resulting from a split, subdivision, combination or consolidation of shares or Units or other capital reclassification shall not be permitted unless parallel action is taken with respect to the Series B Junior Participating Preferred Stock, so that the number of shares or Units, as applicable, of each of the Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock shall be impacted proportionately.

7. Consolidation, Merger, etc.

(A) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide outstanding shares of Class B Common Stock, or (iii) combine outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Class B Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

(B) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Units of Series B Junior Participating Preferred Stock are exchanged for or changed into other securities, cash and/or any other property, then the holders of the Units of Series A Junior Participating Preferred Stock shall be entitled to receive the same per-Unit consideration in such transaction; provided that if all or part of the consideration so received consists of common stock or other securities of the surviving or resulting entity, the common stock or other securities so issued may differ as to voting and conversion rights to the extent, but only to the extent, that the Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock so differ as set forth in their respective Certificates of Designation.

8. Conversion. The holders of shares of Series B Junior Participating Preferred Stock shall have optional conversion rights, and be subject to automatic conversion, as follows (collectively, the “Conversion Rights”)

(A) Optional Conversion. At any time, each Unit of Series B Junior Participating Preferred Stock shall be convertible at the option of the holder thereof into one fully paid and nonassessable Unit of Series A Junior Participating Preferred Stock.

(B) Automatic Conversion. Units of Series B Junior Participating Preferred Stock that are sold, assigned, pledged, encumbered or transferred on any basis, whether voluntary or involuntary (a “Transfer”), shall be automatically converted into an equal number of Units of Series A Junior Participating Preferred Stock, whether or not the certificates representing such Units of Series B Junior Participating Preferred Stock have been surrendered for conversion, (i) upon such Transfer, except for Transfers to a Permitted Transferee (as defined below) or (ii) following a Transfer to a Permitted Transferee, at the time, if any, that the Permitted Transferee ceases to qualify as a Permitted Transferee.

(C) “Affiliate” shall mean a party that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the stockholder specified. For purposes of this definition, an entity shall be deemed to be controlled by a stockholder if (and only for so long as) (x) such stockholder has the right to vote by ownership, proxy or otherwise securities constituting 5% or more of the voting power of such entity if such entity has equity securities registered and files reports under the United States Securities Exchange Act of 1934, as amended, or otherwise (if not reporting) securities constituting 50% or more of the voting power of such entity; (y) such stockholder possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; or (z) with respect to a charitable trust, foundation or nonprofit corporation, such stockholder is the sole trustee or director or has the power to appoint a majority of the trustees or directors thereof. In addition, without limiting the generality of the foregoing, Teledesic Corporation, Teledesic LLC, Teledesic Holdings Limited, XO Communications, Inc., and Nextel Communications, Inc. shall each be deemed an Affiliate of Craig O. McCaw and Eagle River Investments, L.L.C. (“Eagle River”).

(D) “Permitted Transferee” shall mean any one of the following persons or entities:

(i) Eagle River, Craig O. McCaw, William H. Gates III, Cascade Investment, L.L.C., any Affiliate of Eagle River and any person who or entity which has executed a valid irrevocable written voting proxy covering the transferred Series B Junior Participating Preferred Stock in favor of Eagle River for the period of time such person or entity owns such Series B Junior Participating Preferred Stock, which proxy contains an acknowledgment that it is coupled with an interest; or

(ii) in the event of any bona fide pledge by the holder of Units of Series B Junior Participating Preferred Stock, a lender, financing entity or investment banking firm so long as the pledgee acknowledges in writing that the Units subject to such pledge are subject to automatic conversion as provided herein upon foreclosure or other action to take or sell such Units.

(E) Mechanics of Conversion. In the event of optional conversion of Series B Junior Participating Preferred Stock pursuant to Section 8(A) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent of such stock, and shall give written notice to the secretary of the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Units of Series A Junior Participating Preferred Stock are to be issued. The Corporation shall, as soon as practical thereafter, issue and deliver at such office to such holder or the nominee or nominees of such holder, certificate(s) for the number of Units of Series A Junior Participating Preferred Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on such date of such surrender of the Units to be converted and the person or persons entitled to receive the Units of Series A Junior Participating Preferred Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of such Units of Series A Junior Participating Preferred Stock as of such date. In the event of the automatic conversion of Units of Series B Junior Participating Preferred Stock pursuant to Section 8(B) hereof, the outstanding certificates representing the Units of Series B Junior Participating Preferred Stock so converted shall be deemed to represent, immediately upon such conversion and without further action, the appropriate number of Units of Series A Junior Participating Preferred Stock issuable upon such conversion; and, upon tender to the Corporation of the original certificate(s) representing such converted Units of Series B Junior Participating Preferred Stock, the holder thereof shall be entitled to receive new certificate(s) representing the appropriate number of Units of Series A Junior Participating Preferred Stock issuable upon such conversion. Any Units of Series B Junior Participating Preferred Stock cancelled pursuant to this Section 8(E) shall be restored to the status of authorized but unissued Units of Series B Junior Participating Preferred Stock.

(F) Reservation of Series A Junior Participating Preferred Stock Issuable upon Conversion. The Corporation shall at all times keep available out of its authorized but unissued Units of Series A Junior Participating Preferred Stock, solely for the purpose of effecting the conversion of the Units of Series B Junior Participating Preferred Stock, such number of Units of Series A Junior Participating Preferred Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding Units of Series B Junior Participating Preferred Stock; and if at any time the number of authorized but unissued Units of Series A Junior Participating Preferred Stock shall not be sufficient to effect the conversion of all of the then outstanding Units of Series B Junior Participating Preferred Stock, in addition to such other remedies as may be available to the holders of such Units, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Units of Series A Junior Participating Preferred Stock to such number of Units as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

9. Redemption. The Units of Series B Junior Participating Preferred Stock and shares of Series B Junior Participating Preferred Stock shall not be redeemable.

10. Ranking. The Units of Series B Junior Participating Preferred Stock and shares of Series B Junior Participating Preferred Stock shall rank pari passu with the Series A Junior Participating Preferred Stock and junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

11. Fractional Shares. The Series B Junior Participating Preferred Stock may be issued in Units or other fractions of a share, which Units or other fractions shall entitle the holder, in proportion to such holder’s Units or other fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

12. Amendment. At any time when any Units of Series B Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Units of Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Junior Participating Preferred Stock, voting separately as a class.

13. Certain Definitions. As used in this resolution with respect to the Series B Junior Participating Preferred Stock, the following terms shall have the following meanings:

(A) The term “Class A Common Stock” shall mean the class of stock designated as the Class A common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the Class A common stock.

(B) The term “Class B Common Stock” shall mean the class of stock designated as the Class B common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the Class B common stock.

(C) The term “junior stock” (i) as used in Section 3, shall mean the Class A and Class B Common Stock and any other class or series of capital stock of the Corporation over which the Series B Junior Participating Preferred Stock has preference or priority as to dividends and (ii) as used in Section 5, shall mean such Common Stock and any other class or series of capital stock of the Corporation over which the Series B Junior Participating Preferred Stock has preference or priority in any liquidation, dissolution or winding up of the Corporation.

(D) The term “parity stock” (i) as used in Section 3, shall mean any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Junior Participating Preferred Stock as to dividends and (ii) as used in Section 5, shall mean any class or series of capital stock of the Corporation ranking pari passu with the Series B Junior Participating Preferred Stock in any liquidation, dissolution or winding up.

IN WITNESS WHEREOF, ICO Global Communications (Holdings) Limited has caused this Certificate of Designation to be signed by its Executive Vice President, General Counsel and Corporate Secretary this      day of January, 2010.

ICO Global Communications (Holdings) Limited

By:
Name:	John L. Flynn
Title:	Executive Vice President, General Counsel and Corporate Secretary